PLACEMENT AGENT AGREEMENT

                        June 23, 2003


Sanders Morris Harris Inc.
600 Travis, Suite 3100
Houston, Texas  77002

Dear Sirs:

      1. Introductory. Innovo Group, Inc., a Delaware corporation (the "Company"), proposes to sell up to 3,000,000 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of the Company at a purchase price of $ 3.33 per share (the "Offering Price").

      2.    Representations and Warranties of  the  Company.
The Company represents, warrants, and agrees that:

           (i) All reports and statements required to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (ii) The audited financial statements, together with the related notes of the Company at November 30, 2002 and December 1, 2001, and for the years then ended, included in the Company's Annual Report on Form 10-K for the year ended November 30, 2002, and the unaudited financial statements of the Company at May 1, 2003, and for the three months then ended (collectively, the "Company Financial Statements"), included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 1, 2003, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of the unaudited financial statements, normal audit adjustments). To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein.

           (iii) Except as disclosed on Schedule 2(iii), subsequent to March 1, 2003, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's balance sheet dated March 1, 2003, and there has not been any material adverse change, or to the actual knowledge of the Company, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, or results of operations of the Company or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

           (iv) All action required to be taken by the Company as a condition to the due and proper authorization, issuance, sale, and delivery of the Shares to subscribers therefor in accordance with the terms of this Agreement has been, or prior to the Closing Date (as herein defined), will have been taken; and upon the payment of the consideration for the Shares specified herein the Shares will be duly and validly issued, fully paid, and non-assessable with no personal liability attaching to the ownership thereof and free and clear of all liens imposed by or through the Company.

           (v) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate right, power, and authority to own or lease its properties, to conduct its business as described in the Exchange Act Documents, and to execute, deliver, and perform this Agreement; the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has complied in all material respects with all material laws, rules, regulations, applicable to the Company's business, operations, properties, assets, products, and services, and the Company is in possession of and operating in compliance with all material permits, licenses, and other authorization, required to conduct its business as currently conducted.

           (vi) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.10 par value, of which 15,066,054 shares were issued and outstanding as of the date hereof, and 5,000 shares of 8% redeemable preferred stock, $0.10 par value, of which 194 shares were issued and outstanding as of the date hereof. Except as contemplated by this Agreement, or as described in the Exchange Act Documents or on
     Schedule 2(vi), (a) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (b) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein or except with respect to its outstanding preferred stock to pay any dividend or make any other distribution in respect thereof, and (c) to the Company's knowledge there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Exchange Act Documents or filings with the Commission made by third parties pursuant to Schedule 13D or 13G or Form 3 or 4, and to the knowledge of the Company, no person holds of record or beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.

           (vii) Except as disclosed in the Exchange Act Documents or as described on Schedule 2(vii), there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each, a "Governmental Body"), (b) arbitration proceeding against the Company, (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

           (viii) The Company is not in violation of its certificate of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults resulting from the closing of stores or as would not have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as hereinafter defined), the incurrence of the obligations herein, the issuance, sale, and delivery of the Shares, and the consummation of the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of the Company and (a) do not and will not conflict with the Company's certificate of incorporation or bylaws, (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of the Company pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof or to the extent that the same have been, or prior to the Closing Date will be, waived or cured, or (c) do not and will not result in the violation of any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties.

           (ix) Except as disclosed in the Exchange Act Documents or as described on Schedule 2(ix), there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument to which the Company is a party. Except as disclosed on Schedule 2(ix), the issuance of the Shares is not subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other right in favor of any person.

           (x) This Agreement has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

          (xi) The escrow agreement (the "Escrow Agreement") among the Company, you, and Sterling Bank (the "Escrow Agent") has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

           (xii) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. ("NASD"), the Securities Act of 1933, as amended (the "Act"), or the rules and regulations thereunder or state securities or Blue Sky laws.

           (xiii)     Except  as would not have  a  material
     adverse effect on the business, assets, results of operation, or condition of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by the Company in good faith. No deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal, or local tax returns has occurred or, to the Company's knowledge, is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. Except as disclosed on
     Schedule 2(xiv), the Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

           (xiv) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed for quotation with the symbol "INNO" on the Nasdaq Small Cap Market maintained by the Nasdaq Stock Market, Inc.

          (xv) The Company has not during the past six months offered or sold any security by or for the Company that is of the same or a similar class as the Shares, other than offers of securities made solely to accredited investors or otherwise under an employee benefit plan as defined in Rule 405 under the Act, securities issued in connection with acquisitions, or other securities that will not invalidate the exemption from registration relied on to offer and sell the Shares.

          (xvi)      Neither  the Company  nor  any  of  its
     affiliates  is  or  has  been  subject  to  any  order,
     judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.

      3.    Representations and Warranties of Sanders Morris
Harris Inc. You represent and warrant to, and agree with, the Company that:

           (i) You have been duly organized and are validly existing and in good standing as a corporation under the laws of the State of Texas, with power and authority (corporate and other) to perform your obligations under this Agreement and the Escrow Agreement; you are a broker-dealer registered and in good standing under the Exchange Act and under the securities or Blue Sky laws of each state in which the Shares are being offered or sold by you, and you are a member in good standing of the NASD; you are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates, and orders required for the performance of your duties under this Agreement and the Escrow
     Agreement, and your performance of your duties hereunder and thereunder will be in compliance with all applicable laws, including state securities and Blue Sky laws.

            (ii) There are no legal or governmental proceedings pending to which you are a party or of which any of your properties is the subject or, to your knowledge, threatened, which, if determined adversely to you, would individually or in the aggregate materially and adversely affect your ability to perform your obligations under this Agreement or the Escrow Agreement.

           (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by you of your obligations under this Agreement, except such as may be required by the NASD or under Regulation D or state securities or Blue Sky laws.

           (iv) This Agreement has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

          (v) The escrow agreement (the "Escrow Agreement") among the Company, you, and Sterling Bank (the "Escrow Agent") has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4. Offering and Sale of the Shares. (a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, you are hereby appointed the non-exclusive selling agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Shares on a best-efforts basis for the account of the Company at the Offering Price through a private offering (the "Offering") to an unlimited number of "accredited investors" (as such term is defined in Rule 501 of Regulation D)("Accredited Investors") pursuant to and in accordance with the Act. Subject to the performance by the Company of all its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find subscribers for Shares at the Offering Price. Your agency hereunder, which is terminable as provided in Section 11 hereof, shall terminate at 11:59 p.m., Houston, Texas time, on June 30, 2003; provided that such termination date (the "Termination Date") may be extended by mutual written agreement of the parties until July 31,2003, and thereafter by mutual written agreement of the parties.

      (b) Each Investor desiring to purchase Common Stock will be required to: (i) complete, execute, and deliver to you an executed copy of (a) a Subscription Agreement between the Investor and the Company, in the form attached as Exhibit A hereto (the "Subscription Agreement"), and (b) an Investor Questionnaire, in the form attached as Exhibit B hereto, and (ii) deliver to you payment for such subscription in the form of a check payable to the order of "Innovo Group, Inc. - Escrow Account" or a wire transfer of immediately available funds in the amount that the Investor desires to purchase. Any payment you receive that does not conform to this requirement will be returned to an Investor by the end of the next business day following receipt. Upon receipt, you shall hold all such Subscription Agreements and Investor Questionnaires for safekeeping and immediately forward all funds delivered to you to the Escrow Agent. The Escrow Agent, upon receipt of such funds, will hold the funds in an escrow account pursuant to the Escrow Agreement. You shall promptly forward each executed Subscription Agreement received to the Company for acceptance or rejection together with a schedule setting forth the name and address of each subscriber and the amount received from each subscriber. The Company shall notify you of such acceptance or rejection within 10 days of receipt of a Subscription Agreement.

      (c) In the event that acceptable subscriptions for $8,000,000 in Shares (the "Minimum Shares") shall not have been received and accepted by the Company by the Termination Date, all funds received from subscribers (if any) shall be returned in full, and your agency and this Agreement shall terminate without obligation on your part or on the part of the Company.

      (d) If, by the Termination Date or such earlier time as may be agreed upon by you and the Company, you have received subscriptions for the Minimum Shares and such subscriptions have been accepted by the Company (in its sole discretion), you shall promptly notify the Company in writing of the aggregate amount of Shares for which you have received subscriptions (the "Notice Date"). Payment of the purchase price for the Shares for which you have found subscribers, and delivery, with respect to each subscriber for Shares, of a copy of a Subscription Agreement signed by such subscriber, shall then be made at such place and time as shall be agreed upon between you and the Company, no later than the fifth full business day after the Notice Date (the "Closing Date").

       (e) As compensation for your services, a cash commission will be paid to you with respect to subscriptions received by you as to which the payments and deliveries provided for in this Section 4 are made at the Closing Date equal to 7.0% of the purchase price of each Share purchased at the Closing. Such commissions shall be paid to you on the Closing Date by bank wire transfer payable in immediately available funds. In addition, the Company agrees to reimburse you for your reasonable out-of-pocket expenses in accordance with Section 6 hereof.

      (f) Neither you nor the Company shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Shares shall not be prohibited hereby.

      (g) You will prepare and file such statements and reports as are or may be required to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as you may designate.

     (h) As additional compensation, the Company will issue to you on the Closing Date a Common Stock purchase warrant (the "Agent's Warrant") in substantially the form attached hereto as Exhibit C granting you the right to purchase from the Company for a period of five years after the Closing Date, 300,000 shares of Common Stock, at a per share purchase price equal to the higher of the closing price of the Common Stock as reported by The Nasdaq Stock Market on the trading day immediately before the Closing Date or the book value per share (i.e., shareholders' equity divided by shares outstanding) of the Common Stock on the trading day immediately before the Closing Date.

      (i) In connection with the Offering you will, to the extent within your control, conduct the Offering in accordance with the applicable provisions of the Act and Regulation D so as to preserve for the Company the exemption provided by Rule 506 of Regulation D. You agree not to offer or sell the Shares by means of (a) any means of general solicitation, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or
(b) any seminar or meeting, whose attendees have been invited by any general solicitation or general advertising. Prior to the sale of any of the Shares, you will have reasonable grounds to believe, and in fact believe, that each subscriber for Shares is an Accredited Investor. You agree not to disclose any material nonpublic information regarding the Company to any subscriber except as such disclosure may be permitted pursuant to Regulation F-D and is agreed to in advance by the Company.

      5.    Covenants  and Agreements of the  Company.   The
Company covenants and agrees with you that:

      (a) Except as contemplated or described in this Agreement, it will not, prior to the Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, in each case, other than in the ordinary course of business. It will not, prior to the Closing Date, declare or pay any dividend on the Common Stock or make any distribution on the Common Stock payable to stockholders of record on a date prior to the Closing Date or declare or pay any bonuses to employees or increase any the compensation of any officers of the Company except normal and customary bonuses and increases.

     (b) It will cooperate with you to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as you may designate, subject to approval by the Company, and at your request will make such applications and furnish such information as may be required of it for that purpose; provided, however, that you and the Company shall first determine whether an exemption from registration other than the Uniform Limited Offering Exemption (ULOE) or a similar exemption is available in each such jurisdiction and the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation. It will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for the distribution of the Shares.

      (c) It will make available to you and each purchaser of Shares at a reasonable time prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information in the Exchange Act Documents or otherwise furnished by the Company to you or any purchaser of Shares; provided, however, that the Company shall not be required to disclose any material nonpublic information to any purchaser of Shares.

      (d) It will file all reports required by Regulation D with regard to sales of the Shares and use of the proceeds therefrom; provided that you provide all relevant information to the Company in writing as to purchasers of the Shares required for such filings.

      (e) It will not offer or sell any securities of the Company that are of the same or a similar class as the Shares for a period of six months after the Closing Date, other than those offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Act, in connection with options, warrants, or convertible securities outstanding as of the Closing Date, or in connection with an acquisition of assets or another business by the Company, if such offering will be integrated with the Offering of the Shares pursuant to this Agreement for purposes of the exemptions under Regulation D, so as to invalidate the exemption from registration relied on to offer and sell the Shares.

      (f) It will use its commercially reasonable best efforts to, as promptly as practicable after the Closing Date, but in any event within 60 days of the Closing Date (the "Filing Due Date"), file with the Commission a shelf registration (the "Registration Statement") on Form S-3 (or such successor form) relating to the resale of the Shares by the purchasers of the Shares. If a Registration Event occurs, then the Company will make payments to the purchasers of the Shares as full liquidated damages to the purchasers by reason thereof, at the rate of $0.05 per share per month, for each calendar month of the registration default period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five days after the end of each calendar month of the registration default period. Such payments shall be in full compensation to the purchasers and shall constitute the purchasers' exclusive remedy for such events. A "Registration Event" means the occurrence of any of the following events:

          (i) the Company fails to file with the Commission the Registration Statement on or before the date by which the Company is required to file the Registration
     Statement pursuant to paragraph 5(f),

           (ii) the Registration Statement is not declared effective by the Commission within 90 days following the Closing Date; provided, however, that if the Registration Statement is subject to review by the SEC staff, such effective date shall be within 150 days following the Closing Date,

            (iii) after the effective date of the Registration Statement, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's imposition of a blackout period or periods in excess of 45 trading days in any 365-day period; provided, however, that the Company's obligation to maintain the effectiveness of the Registration Statement shall cease at such time as each purchaser can sell its or his Shares immediately under Rule 144).

      (g) The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act so long as the Exchange Act requires it to be so registered, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act unless required to do so by the Exchange Act.

     (h) The Company shall prepare and file with the Nasdaq Stock Market an additional shares listing application covering the Shares and take all steps necessary to cause such shares to be approved for listing as soon as practicable thereafter.

      (i) The Company will use its commercially reasonable best efforts (i) to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder),
(ii) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the purchasers of Shares and make publicly available in accordance with Rule 144(c) such information as is required for the purchasers to sell the Shares under Rule 144, and
(iii) to take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable the purchasers to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a purchaser to sell Shares under Rule 144 upon receipt of appropriate documentation relating to such sale.

      6. Payment of Expenses. If this Agreement becomes effective and the transactions contemplated by this Agreement are consummated, the Company will pay (a) all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, (b) all of your reasonable out-of-pocket expenses (including fees and disbursements of your counsel, travel, and related expenses incurred in connection with this Agreement and the Offering) incurred in connection with this Agreement, preparing to market, and marketing the Shares not to exceed $25,000, (c) the fees and expenses of the Escrow Agent, and (d) the reasonable legal fees and expenses incurred by counsel to subscribers for Shares in connection with the negotiation, execution, and delivery of subscription agreements and any related agreements not to exceed $5,000 in the aggregate.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless the Company elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of the Company's breach of a representation or warranty or covenant or agreement contained in this Agreement; provided that in no case is the Company to be liable with respect to any claims made against you, or any such controlling person unless you or such controlling person shall have notified the Company in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability that it may have to you or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In addition, the Company shall not be liable for any losses, claims, damages, liabilities or expenses of you or any other indemnified person that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such indemnified person in bad faith or from such indemnified person's gross negligence or willful misconduct. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to you. In the event the Company elects to assume the defense of any such suit and retain such counsel, you or such controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you or such controlling person or persons, and the Company and you or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to you or them that may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. In no event shall the Company be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. The Company shall not be required to indemnify any person for any settlement of any such claim effected without the Company's consent, which shall not be unreasonably withheld. The Company shall not, without your consent, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that the Company might otherwise have. The foregoing obligation of indemnification of the Company shall be limited to the net proceeds of the Offering.

      (b) You agree to indemnify and hold harmless the Company, each of the Company's officers, directors, and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless you elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which
(i) arise of any untrue statement of a material fact with respect to the Company made by you or any purchaser of Shares not contained in an Exchange Act Document or other written material provided to you by the Company, (ii) arise out of any acts or omissions by you or any purchaser of Shares that cause the offering to involve a public offering under the Act or your failure to be properly licensed to sell the Shares or (iii) arise out of your breach of a representation or warranty or covenant or agreement contained in this Agreement; provided, however, that in no case are you to be liable with respect to any claims made against the Company or any such person against whom the action is brought unless the Company or such person shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify you of such claim shall not relieve you from any liability that you may have to the Company or such person otherwise than on account of the indemnity agreement contained in this paragraph. You shall be entitled to participate at your expense in the defense,  or if you so elect, to assume the defense  of  any suit brought to enforce any such liability, but, if you elect to assume the defense, counsel chosen by you and reasonably acceptable to the Company shall conduct such defense. In the event that you elect to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) you shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you or such controlling person or persons, and the Company and you or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to the Company that may not be available to you or them in which case you shall not be entitled to assume the defense of such suit notwithstanding your obligation to bear the reasonable fees and expenses of such counsel. You shall not be liable to indemnify any person for any settlement of any such claim effected without your or its consent which consent shall not be unreasonably withheld. You shall not, without the consent of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that you might otherwise have.

      (c)   If  the  indemnification provided  for  in  this
Section 7 is unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on one hand and you on the other from the offering, but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, bear to the total selling commissions received by you and the value of the warrants issued to you pursuant to Section 4(h). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       8. Survival of Indemnities, Representations, Warranties, etc. The respective representations and warranties of you and the Company as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, or any of the officers or directors of the Company or any controlling person, and shall survive delivery of and payment for the Shares for a period ending on March 15, 2005.

      9. Conditions of Your Obligations. Your obligations hereunder are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Date, of the representations and warranties made herein by the Company, to the compliance in all material respects at and as of the Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and to the following additional conditions:

      (a) You shall not have stated in writing prior to the Closing Date to the Company that any Exchange Act Document, or any amendment or supplement thereto contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) You shall have received a certificate, dated the Closing Date, on behalf of the Company by the Chief Executive Officer or the President and the chief financial or accounting officer of the Company to the effect that:

           (i) To the best of the knowledge of the signers, the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) Between the date of this Agreement and the Closing Date, no litigation has been instituted or, to the knowledge of the Company, threatened against the Company of a character required to be disclosed in an Exchange Act Document under Item 103 of Regulation S-K that has not been so disclosed to you; and

           (iii)     Between the date of this Agreement  and
     the Closing Date, there has not been any material adverse change in the financial condition, business, or results of operations of the Company.

       (d)    The  Company  shall  have  entered  into   the
Registration Rights Agreement with the Purchasers in the form attached hereto as Exhibit D.

     If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to the Closing Date, but you shall be entitled to waive any of such conditions.

      10.   Effective  Date.   This Agreement  shall  become
effective  at 11:00 A.M., Houston Time, on the  date  hereof
(the "Effective Time").

      11. Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 7, and 8.

      This Agreement may be terminated after the Effective Time by (a) the Company for any reason by notice to you and
(b) you by notice to the Company (i) if at or prior to the Closing Date trading in securities on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market (collectively, the "Exchanges") shall have been suspended for longer than four consecutive hours or minimum or maximum prices shall have been established on either such exchange or stock market, or a banking moratorium shall have been declared by Texas or United States authorities (unless such suspension is made pending completion of the sale of the Shares, at which time, such suspension will be lifted);
(ii) if at or prior to the Closing Date there shall have been an material escalation of hostilities between the United States and any foreign country (other than Iraq), or any other material insurrection or armed conflict involving the United States which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or sell the Shares; or (iii) if there shall be any material litigation or regulatory action, pending or threatened against or involving the Company, which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by this Agreement.

      If, and only if, the Company terminates this Agreement after it becomes effective for any reason (other than your material failure to comply with your obligations under this Agreement or material breach of your representations and warranties) or the Offering fails to close because of the Company's breach of any representations or warranties contained in this Agreement or the Company's failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay you your actual out-of-pocket expenses incurred as provided in Section 6 hereof.

      12. Agreement Concerning Disclosure of Information. You agree to treat confidentially any material nonpublic information that is furnished to you (or to parties acting on your behalf) by or on behalf of the Company (the "Information"). You agree that you will use the Information only for the purposes related to a determination of your willingness to act as exclusive selling agent pursuant to this Agreement, and that the Information will be kept confidential by you and your partners, members, managers, officers, directors, employees, agents, and other affiliates (collectively, the "Affiliates"), and your attorneys and accountants (collectively, the "Professionals"), and that you, such Affiliates, or Professionals will not disclose the Information to any investor or other person; provided, however, that the Information may be disclosed to (a) Affiliates and Professionals who need to know such
Information for the purpose of evaluating or providing services in connection with the your and your clients' investment in the Company; provided such parties agree to be bound by this undertaking, (b) to any federal or state regulatory agency and their employees, agents, and attorneys (collectively, "Regulators") for the purpose of making any filings with Regulators if disclosure of such Information is required by law (provided that you advise the Company in writing of the Information to be so disclosed within a reasonable time prior to such filing), and (c) any other person to which the Company consents in writing prior to any such disclosure.

      In the event that you are requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person or entity any information supplied to you, your Affiliates, or your Professionals in the course of their dealings with the Company or their respective representatives, you agree that you will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and you are nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, you may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, you shall deliver a written opinion of your counsel to the Company's counsel that disclosure is compelled by law. You will exercise your best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

     13. Notices. All communications hereunder shall be in writing and, if sent to you shall be mailed, delivered or telegraphed and confirmed to you, at 600 Travis, Suite 3100, Houston, Texas 77002, Attention: President, or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company, at 5900 S. Eastern Ave., Suite 104, Commerce, California 90040, Attention, Chief Executive Officer.

      14. Successors. This Agreement shall inure to the benefit of and be binding upon you, the Company, and their respective successors and legal representatives, except that neither the Company nor you may assign or transfer any of its or your rights or obligations under this Agreement without the prior written consent of the other. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control you within the meaning of
Section 15 of the Act, and your indemnities shall also be for the benefit of each officer and director of the Company and the person or persons, if any, who control the Company within the meaning of Section 15 of the Act.

      15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. The prevailing party in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable attorney fees, incurred by the prevailing party.


             [Signatures on the following page]
     If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                              Very truly yours,

                              INNOVO GROUP, INC.


                          By  /s/ Samuel Joseph Furrow,Jr.
                          Name:  Samuel  Joseph  Furrow,Jr.
                          Title:  CEO

Accepted and delivered in Houston,
  Texas as of the date first above written

SANDERS MORRIS HARRIS INC.


By:  Dean Oakey
Name:  Dean Oakey
Title:  Managing Director

























                                                   Exhibit A
                   SUBSCRIPTION AGREEMENT


     THIS  SUBSCRIPTION AGREEMENT (the "Agreement") is  made
as  of  this         day of June 2003, by and  among  INNOVO
GROUP,  INC.  a  Delaware corporation (the  "Company"),  and
_______________________________________________         (the
"Investor").

                    W I T N E S S E T H:

       WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor ____________ shares (the "Shares") of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), upon the terms and conditions and subject to the provisions hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Investor subscribes for  and agrees to purchase and acquire from the Company and the Company agrees to sell and issue to the Investor the Shares, in the manner set forth in Section 2 hereof, at a purchase price of $3.33 per Share, yielding an aggregate
purchase   price   of  $__________________  (the   "Purchase
Price").

     2. Terms of Purchase and Sale of the Shares. The closing of the transactions contemplated hereby (the "Closing") shall take place on the fifth full business day after the Notice Date (as such term is defined in that certain
Placement   Agent  Agreement  dated  June  20,   2003   (the
"Placement Agent Agreement"), by and between the Company and the Placement Agent), at the offices of Sanders Morris Harris Inc. (the "Placement Agent"), or at such other time and  place as the Company and the Placement Agent may  agree
upon.    Contemporaneously  with  the   delivery   of   this
Agreement, the Investor shall deliver to Sterling Bank (the "Escrow Agent") the Purchase Price by wire transfer of
immediately  available  funds  pursuant  to  wire   transfer
instructions given to the Investor by the Company. At the Closing, the Escrow Agent shall deliver to the Company the Purchase Price by wire transfer of immediately available funds pursuant to wire transfer instructions given to the Escrow Agent by the Company, and the Company shall deliver to the Investor a certificate, registered in the name of the
Investor,  representing  the  Shares.  Notwithstanding   any
provision to the contrary herein, the obligations of the Company and Investor hereunder are subject to the Company's
receipt   of  aggregate  subscriptions  for  a  minimum   of
$8,000,000 in aggregate proceeds for shares of Common  Stock on  or prior to June 30, 2003 (or such earlier closing  date as may be agreed by the Company and the Placement Agent), which date may be extended by the Company and the Placement
Agent   pursuant  to  the  terms  of  the  Placement   Agent
Agreement.

     3.   Representations and Warranties of the Company.  The
Company represents and warrants to Investor the following:

          (a) Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate right, power, and authority to execute, deliver and perform this Agreement.

          (b) Enforceability. The execution, delivery, and performance of this Agreement by the Company have been duly
     authorized  by  all requisite corporate  action.   This
     Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          (c) No Violations. The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound.

          (d)  Capitalization.   The authorized capital stock of the
     Company consists of: 40,000,000 shares of Common Stock, of which 15,066,054 were issued and outstanding as of April 14, 2003, and 5,000 shares of 8% redeemable preferred stock,
     $0.10 par value, of which 194 shares were issued and outstanding on March 1, 2003. As of March 1, 2003, the
     Company has granted options to purchase 1,257,981 shares of Common Stock at prices ranging from $0.10 to $4.75 per share and has issued warrants to purchase 7,122,400 shares at prices ranging from $0.90 to $3.00 per share. Upon issuance in  accordance with the terms of this Agreement against
     payment of the Purchase Price therefor the Shares will be
     duly and validly issued, fully paid, and nonassessable and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of the Investor, will be issued in accordance
     with  a  valid  exemption  from  the  registration   or
     qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws (the "State Acts").

          (e) Exchange Act Filing. During the twelve (12) calendar months immediately preceding the date of this Agreement, all reports and statements required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, have been timely filed. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (f) Company Financial Statements. The audited financial statements, together with the related notes of the Company at November 30, 2002 and December 1, 2001, and for the years then ended, included in the Company's Annual Report of Form 10-K for the year ended November 30, 2002, and the unaudited financial statements of the Company at March 1, 2003, and for the three months then ended, (collectively, the "Company Financial Statements") included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 1, 2003, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (provided that the unaudited financial statements are subject to normal audit adjustments and lack footnotes and other presentation items). To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein.

           (g) No Material Liabilities. Except as set forth on Schedule 3(g), since March 1, 2003, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's balance sheet as March 1, 2003, and there has not been any material adverse change, or to the actual knowledge of the Company, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, or results of operations of the Company or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

           (h) No Disputes Against Company. Except as disclosed on Schedule 3(h) and/or in the Exchange Act Documents, there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding against the Company, (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

     4.   Representations and Warranties of the Investor.  The
Investor   represents  and  warrants  to  the  Company   the
following:

          (a) Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is an entity duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform this Agreement.

          (b) Enforceability. The execution, delivery, and performance of this Agreement by the Investor have been duly authorized by all requisite partnership or corporate action,
     as the case may be.   This Agreement has been duly executed
     and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is
     limited   by  bankruptcy,  insolvency,  reorganization,
     moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          (c) No Violations. The execution, delivery, and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

          (d) Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company's business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor's entire investment in the Company.

          (e) Investment Intent. The Investor hereby represents and warrants that (i) the Shares are being acquired for investment for the Investor's own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares within the meaning of the Securities Act and (ii) the Investor does not have any contracts, understandings, agreements, or arrangements with any person and/or entity to sell, transfer, or grant participations to such person and/or entity, with respect to any of the Shares.

          (f) Accredited Investor. The Investor is an "Accredited Investor" as that term is defined by Rule 501 of Regulation
     D promulgated under the Securities Act.

          (g) Disclosure. The Investor has reviewed information provided by the Company in connection with the decision to purchase the Shares, consisting of the Company's publicly available filings with the Securities and Exchange
     Commission and the information contained therein.   The
     Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Shares. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. To the Investor's knowledge, the Company has not disclosed any material non-public information to the Investor. All such questions have been answered to the full satisfaction of the Investor.

          (h) No Registration. The Investor understands that Investor may be required to bear the economic risk of Investor's investment in the Company for an indefinite period of time. The Investor further understands that
     (i) neither the offering nor the sale of the Shares has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by he, she or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in the Registration Rights Agreement between the Company and the Investor, the Company is under no obligation to register any of the Shares on the Investor's behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Subscription Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

          (i) Transfer Restrictions. The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the certificates evidencing the Shares will bear appropriate legends indicating such transfer restrictions placed upon the Shares, (ii) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

          (j) Principal Address. The Investor's principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Agreement.

     5. Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to consummate the purchase by the Investor of the Shares.

     6. Registration Rights Agreement; Power of Attorney. The Investor agrees to be bound by the terms of and hereby executes the Registration Rights Agreement among the Company and the purchasers of the Shares (the "Registration Rights Agreement"). By signing below, the Investor irrevocably constitutes and appoints the Placement Agent as his, her, or its true and lawful agent and attorney-in-fact with full power of substitution and full power and authority in the Investor's name, place, and stead to execute and deliver the Registration Rights Agreement and to take such actions as may  be  necessary or appropriate to carry out the terms  of the Registration Rights Agreement. The power of attorney hereby granted will be deemed coupled with an interest, will be  irrevocable, and will survive and not be affected by the
Investor's   subsequent   death,  incapacity,   dissolution,
insolvency, or termination or any delivery by the Investor of an assignment in whole or in part of the Shares. The Placement Agent may exercise the foregoing power of attorney either by signing separately or jointly as attorney-in-fact for each or all of the subscribers in the offering of Common Stock by the Company or be a single signature of the Placement Agent acting as attorney-in-fact for all of them.
The Company may rely and act upon any writing believed in good faith to be signed by the Placement Agent or any authorized representative of the Placement Agent, and may assume that all actions of the Placement Agent and any authorized representative of the Placement Agent have been duly authorized by the Investor, and the Investor does hereby agree that, in the absence of gross negligence or willful misconduct, the Company shall not be liable for any action so taken or omitted in reliance thereon, or any loss or injury resulting from such act or omission.

     7. Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

     8. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this
agreement,   each  party  to  this  Agreement  accepts   the
jurisdiction of such courts.

     11. Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys' fees in addition to any other remedy.

     12. Notices. All communications hereunder shall be in writing and, if sent to you shall be mailed, delivered, or telegraphed and confirmed to an Investor at the address set forth on the signature page of this Agreement, or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to the Company, at 5900 S. Eastern Ave., Suite 104, Commerce, California 90040, Attention, Chief Executive Officer.

     13. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              INNOVO GROUP, INC., a Delaware
                              corporation



                              By:
                              Name:
                                   _________________________
                                   ___
                              Title:________________________
                                   _______



                              INVESTOR

                              ______________________________
                                   ______


                              By:


____________________________________
Print Name


____________________________________


____________________________________
Principal Residence or Executive Office

                                                  Exhibit B

CONFIDENTIAL

                  PURCHASER'S QUESTIONNAIRE

Innovo Group, Inc.
Attention: Marc B. Crossman, Chief Financial Officer
5900 S. Eastern Ave., Suite 104
Commerce, California 90040

     The information contained herein is being furnished to you in order for you to determine whether the undersigned's subscription to purchase a minimum of $25,000 of common stock, $0.10 par value (the "Common Stock") of Innovo Group, Inc., a Delaware corporation (the "Company"), may be accepted by you pursuant to Sections 3(b), 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder ("Regulation D"). I understand that (i) the Company will rely upon the information contained herein for purposes of determining the availability of exemptions from the registration requirements of the Securities Act and (ii) the issuance of the Common Stock will not be registered under the Securities Act in reliance upon such exemptions.

     All information furnished is for the sole use of the Company and will be held in confidence by you, except that this Questionnaire may be furnished to such parties as the Company's counsel deems necessary or desirable to establish compliance with federal or state securities laws.

    In accordance with the foregoing, the undersigned makes the following representations and warranties:

    1.    (This  item  is  presented  in  alternative  form.
    Please initial, in the space provided, the alternative you select.)

            ALTERNATIVE ONE:  The undersigned has such  know
            ledge and experience in
            financial and business matters so as to be capable of evaluating the relative merits and risks of an investment in the Common Stock; the undersigned is not utilizing a Purchaser Representative (as defined below) in connection with evaluating such merits and risks. The undersigned offers as evidence of knowledge and experience in these matters the information requested below on this Purchaser Questionnaire.

            ALTERNATIVE TWO*: The undersigned will use a representative(s) ("Purchaser
            Representative") acceptable to the Company in connection with evaluating a potential investment in the Common Stock. The undersigned acknowledges that the following person(s) will be acting as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Common Stock.

     List name(s) of Purchaser Representative(s):
     ________________________________________

     ________________________________________

     The above-named Purchaser Representative(s) has (have) furnished to the undersigned a completed Purchaser Representative Questionnaire, a copy of which is
     available       from       the       Company       upon
     request. The undersigned and the above-named Purchaser Representative(s) together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Common Stock.

(*IF  YOU  HAVE  INITIALED ALTERNATIVE TWO,  THIS  PURCHASER
QUESTIONNAIRE MUST BE ACCOMPANIED BY A COMPLETED AND  SIGNED
PURCHASER REPRESENTATIVE QUESTIONNAIRE.)

2. Except as indicated below, any purchase of the Common Stock will be solely for the account of the undersigned, and not for the account of any other person or with a view to any resale, division or distribution thereof.

     (STATE "NO EXCEPTIONS" OR SET FORTH EXCEPTIONS AND GIVE
     DETAILS.  ATTACH ADDITIONAL PAGES IF NECESSARY.)



     _______________________________________________________
     _________________________

PART ONE:
INFORMATION REQUIRED OF EACH PROSPECTIVE PURCHASER:

1.   Name: --------------------------------------------
                    (Investor's exact name, as it should
                   appear in the records of the Company.)

2.   Address: -------------------------------------------

     ----------------------------------------------------

     Telephone                      FAX: ----------------
     number: -------------------

     Social   Security   or
     Taxpayer ID number:__________________________

 3.  Describe   any   preexisting   business   or   personal
     relationship between yourself and any director or officer of the Company:



 PART  TWO:  TO BE COMPLETED ONLY BY PROSPECTIVE  PURCHASERS
 WHO ARE NATURAL PERSONS

 4.Check one of the following representations (a) or (b), IF APPLICABLE:

          (a) My individual net worth, or joint net worth with my spouse, exceeds $1,000,000

          (b) My individual income (without my spouse) was in excess of $200,000 in each of the two most recent years or joint income with my spouse was in excess of $300,000 in each of those years, and I reasonably expect an income reaching the same income level in the current year. For purposes of this Purchaser Questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax exempt interest income received,
               (ii) the amount of losses claimed as a limited partner in a limited partnership,
               (iii)  any  deduction claimed for  depletion,
               (iv) deductions for alimony paid, (v) amounts contributed to an IRA or Keogh retirement plan, and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of
               Section 1202 of the Internal Revenue Code.

 5.  Please describe your educational background:



 6.  Professional  licenses or registrations, including  bar
     admissions,   accounting  certification,  real   estate
     brokerage licenses, and SEC or state broker-dealer registrations, if any:



 7. Prior employment, positions or occupations during the past five years (and the inclusive dates of each) are as follows:

     Employment     or
     Occupation:

     Nature         of
     Responsibility:

     From - To:

 8. The undersigned has previously purchased securities, which were sold in reliance upon the private offering exemption from registration under the Securities Act:

     Yes                No

 9.  Please specify your investment objectives:

             Income           Other,
                              please
                              state:
             Appreciatio
             n

 10. Describe what type of prior investments you have participated in and the amounts involved:

     Nature     of
     Investment:

     Amount
     Invested:
PART  THREE:   TO BE COMPLETED BY ALL PROSPECTIVE PURCHASERS  WHO
ARE NOT NATURAL PERSONS.

     12.    Type   of   Organization
     (partnership,      corporation,
     etc.):

     13.    Date   and   place    of
     organization:

     14. The undersigned is:

         (a) (___) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in either an individual or fiduciary capacity;
          (___) a broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934;
       (___) a Small Business Investment Company licensed by the
  U. S. Small Business Administration under Section 301(c) or
  (d) of the Small Business Investment Act of 1958;
          (___) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or
          (___) an insurance company as defined in Section 2(13) of the Securities Act of 1933;

         (b)  (___)  a  private business development  company  as
         defined   in   Section  202(a)(22)  of  the   Investment
         Advisers Act of 1940;

         (c) (___) a corporation, partnership, limited liability company, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000;

         (d) (___) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in the rules and regulations of the Securities Act;

          (e) (___) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, an insurance company, a savings and loan association, or a registered investment advisor;
                (___) an employee benefit plan with total assets in excess of $5,000,000; or
         (___) an employee benefit plan that is a self-directed plan (such as a self-directed individual retirement account (IRA), Keogh or SEP plan) with investment decisions made solely by persons that are accredited investors; or

         (f) (___) an entity in which all of the equity owners are Accredited Investors as defined in Rule 501(a) of Regulation D. Note: each equity owner must submit an individual Purchaser Questionnaire.

         (1)   List   all   equity
               owners    of    the
               entity:



         (2)   Type    of
               entity:


         1Attach   a   copy   of  the  entity's:    Articles   of
         5Incorporation  and  Directors'  Resolution  authorizing
         .the investment, or Partnership or Trust Agreement, if any.

REPRESENTATIONS AND WARRANTIES OF EACH PROSPECTIVE PURCHASER:

     The undersigned understands that the Company will be relying on the accuracy and completeness of the responses to the foregoing questions and represents and warrants to the Company as follows:

     (i) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the undersigned meets the investor suitability requirements set forth in the Memorandum, and whether the offering in which the undersigned proposes to participate is exempt from registration under the 1933 Act and the rules promulgated thereunder;

     (ii) The undersigned will notify the Company immediately of any material change in any statement made herein occurring prior to the completion of the offering; and

     (iii)      The  undersigned has adequate means of  providing
          for the undersigned's current needs and personal contingencies, has no need for liquidity in its investment in the Common Stock, and is able to bear the economic risk of an investment in the Common Stock of the size contemplated. In making this statement, the undersigned at the present time could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this ___ day of __________, 2003.


INDIVIDUALS:                               ENTITIES:


Print Name                      Print Name of Subscriber



Signature                       Authorized Signature



Signature (if Joint Tenants     Print Name of Signatory and
Or Tenants in Common)           Capacity in which Signed






                            Exhibit C

   (Filed as Exhibit 4.3 with the Company Form 10-q report for the second quarter of 2003)

















































                            Exhibit D

   (Filed as Exhibit 4.3 with the Company Form 10-q report for the second quarter of 2003)